Progyny, Inc. Announces Third Quarter 2025 Results
Reports Revenue of $313.3 Million, Reflecting 9.3% Growth
Raises Full Year Guidance to Reflect Continued Strength in Member Engagement
Selling Season Yields Over 80 New Clients, 900,000 New Lives, and Near 100% Retention of Existing Base
Record $156.0 Million in Operating Cash Flow Generated over the First Nine Months of 2025
Board Authorizes Up to $200 Million in Share Repurchase Program

NEW YORK, November 6, 2025 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a global leader in women's health and family building solutions, today announced its financial results for the three-month period ended September 30, 2025 (“the third quarter of 2025”), as compared to the three-month period ended September 30, 2024 (“the third quarter of 2024” or “the prior year period”).

“Our strong results this quarter reflect that members have continued to pursue the care and services they need in order to best address both their family building goals and their overall health, and did so at levels that exceeded our expectations,” said Pete Anevski, Chief Executive Officer of Progyny.

“We're equally pleased with the results of our latest selling season, which resulted in commitments from over 80 new clients representing approximately 900,000 new lives, as well as a near 100% client retention rate for 2026, in addition to strong expansions of services across existing accounts,” continued Anevski. “Our newest programs - including pregnancy-postpartum, menopause, and leave and benefit navigation - continue to resonate in the market, further demonstrating both the underlying need for these services, as well as the measurable value that our solutions deliver. More than 2.7 million lives will have access to one or more of those solutions next year, or an incremental 1.2 million lives above 2025.”

“The third quarter results reflect both strong revenue growth and margin expansion, and through our continuing focus on prudent management of our business operations, we've maintained a high conversion of Adjusted EBITDA to cash flow, yielding a record $156 million in operating cash flow over the first nine months of the year,” said Mark Livingston, Chief Financial Officer of Progyny. “Given our balance sheet strength and solid cash position, we're pleased to be in a position to return value to our shareholders through our latest share repurchase program, which we'll pursue while also maintaining the ability to continue investing in our business for future growth.”

Third Quarter 2025 Highlights:

(unaudited; in thousands, except per share amounts)	3Q 2025	3Q 2024
Revenue	$313,346	$286,625

Gross Profit	$72,835	$59,244
Gross Margin	23.2%	20.7%
Net Income	$13,864	$10,421

Net Income per Diluted Share[1]	$0.15	$0.11

Adjusted Earnings per Diluted Share[2]	$0.45	$0.40

Adjusted EBITDA[2]	$54,968	$46,478
Adjusted EBITDA Margin[2]	17.5%	16.2%

1.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options, restricted stock units, warrants to purchase common stock, and shares issuable under the employee stock purchase plan.
2.Adjusted Earnings per Diluted Share, Adjusted EBITDA, and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). Please see Annex A of this press release for a reconciliation of Adjusted Earnings per Diluted Share to earnings per share, and Adjusted EBITDA to net income, the most directly comparable financial measures stated in accordance with GAAP for each of the periods presented. We calculate Adjusted Earnings per Diluted Share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the impact of taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
Revenue was $313.3 million, a 9.3% increase as compared to the $286.6 million reported in the third quarter of 2024, primarily as a result of the increase in our number of clients and covered lives. As previously disclosed, a large client did not renew its services agreement for 2025, though it provided for an extended transition period over the first half of 2025 for members meeting certain criteria. There was no contribution from this client in the third quarter of 2025, and excluding the $32.8 million of revenue from this client in the third quarter of 2024, revenue increased 23%.
•Fertility benefit services revenue was $201.9 million, a 13% increase from the $178.8 million reported in the third quarter of 2024.
•Pharmacy benefit services revenue was $111.4 million, a 3% increase as compared to the $107.9 million reported in the third quarter of 2024.

Gross profit was $72.8 million, an increase of 23% from the $59.2 million reported in the third quarter of 2024, primarily due to the higher revenue. Gross margin was 23.2%, as compared to the 20.7% reported in the prior year period primarily due to ongoing efficiencies realized in the delivery of our care management services.

Net income was $13.9 million, or $0.15 income per diluted share, as compared to the $10.4 million, or $0.11 income per diluted share, reported in the third quarter of 2024. The higher net income was due primarily to the higher operating profit, which was partially offset by lower interest and other income, net, and a higher provision for income taxes driven by the discrete tax impacts of equity compensation.

Adjusted EBITDA was $55.0 million, an increase of 18% as compared to the $46.5 million reported in the third quarter of 2024, as the higher gross profit more than offset increased investments to expand the platform and integrate recent acquisitions. Adjusted EBITDA margin was 17.5% as compared to the 16.2% Adjusted EBITDA margin in the third quarter of 2024. Refer to Annex A for a reconciliation of Adjusted EBITDA to net income.

Cash Flow
Net cash provided by operating activities in the third quarter of 2025 was $50.7 million, as compared to $44.5 million provided by operating activities in the prior year period. Cash flow reflects the timing impact of certain working capital items in both periods.

Balance Sheet and Financial Position
As of September 30, 2025, the Company had total working capital of approximately $411.5 million and no debt. This included cash and cash equivalents and marketable securities of $345.2 million, an increase of $117.3 million from the balances as of December 31, 2024. During the quarter, the Company entered into a revolving credit facility which makes available a maximum aggregate amount of $200 million, subject to customary borrowing conditions, until its maturity on July 1, 2030. The revolver, which is expected to further enhance the Company's operational and financial flexibility, is undrawn and the Company has no planned use for the facility at this time.

Key Metrics
The Company had 553 fertility and family building clients as of September 30, 2025, as compared to 468 clients as of September 30, 2024.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Assisted Reproductive Treatment (ART) Cycles(*)	15,981	14,911	49,079	45,275
Utilization - All Members(**)	0.54%	0.54%	1.06%	1.10%
Utilization - Female Only(**)	0.47%	0.47%	0.88%	0.90%
Average Members(***)	6,757,000	6,444,000	6,730,000	6,381,000
* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing. Includes ART cycles performed in the first half of 2025 under the extended transition of care agreement with the large client who did not renew its services agreement.

** Represents the member utilization rate for all fertility and family building services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods. Utilization for 2025 excludes activity under the extended transition of care agreement ending June 30, 2025 with the large client who did not renew its services agreement, as only members meeting certain criteria were eligible to use the benefit.
***Includes approximately 300,000 members from a single client who are not reflected in utilization as a result of the client's chosen benefit design. 2025 excludes the limited number of members who were eligible to use the benefit under the extended transition of care agreement ending June 30, 2025 with the large client who did not renew its services agreement.

Financial Outlook
“As the fourth quarter begins, member activity continues to remain healthy. In light of our strong results over the first nine months of the year, as well as our expectations for member engagement over the remainder of the year, we're pleased to raise our full year guidance,” said Mr. Anevski.

Given the variability in member engagement experienced in prior periods, as well as the potential for any impact from ongoing macroeconomic uncertainty, the guidance issued today reflects a range of member engagement. The ranges also reflect the impact of the Company's previously announced investments in member experience and acquisition integration. Lastly, as the extended transition of care agreement with the large client expired on June 30th, the guidance reflects no further contribution from that client in the second half of the year.

The majority of the clients added in the most recent selling season are expected to go live in the first quarter of 2026, though a number of the newest clients have already or will launch their benefit in 2025. Once all new clients are live in 2026, the Company anticipates having over 600 clients, representing approximately 7.6 million covered lives, compared to the 530 clients and 6.7 million covered lives that were under commitment before the commencement of the latest selling season. As it relates to 2026, consistent with past practice, the Company anticipates providing financial guidance when it reports its year-end results in February.

The Company is providing the following financial guidance for both the three-month and full year periods ending December 31, 2025. The guidance ranges presented do not reflect any impact from the share repurchase program announced today.

•Full Year 2025 Outlook:
oRevenue is now projected to be $1.263 billion to $1.278 billion, reflecting growth of 8.2% to 9.5%; excluding the $48.5 million and $136.1 million of revenue in 2025 and 2024, respectively, from the large client who was under a transition agreement in the first half of 2025, revenue is expected to increase by 17.8% to 19.2%
oNet income is projected to be $58.5 million to $61.5 million, or $0.65 to $0.68 per diluted share, on the basis of approximately 90 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $216.0 million to $220.0 million
oAdjusted earnings per diluted share1 is projected to be $1.79 to $1.82

•Fourth Quarter of 2025 Outlook:
oRevenue is projected to be $292.7 million to $307.7 million, reflecting a change of (1.9)% to 3.1%; excluding the $35.9 million of revenue in 2024 from the large client who was under a transition agreement in the first half of 2025, revenue is expected to increase by 11.5% to 17.2%
oNet income is projected to be $12.5 million to $15.5 million, or $0.14 to $0.17 per diluted share, on the basis of approximately 91 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $45.3 million to $49.3 million
oAdjusted earnings per diluted share1 is projected to be $0.37 to $0.40

1.Adjusted EBITDA and Adjusted earnings per diluted share are financial measures that are not required by, or presented in accordance with, GAAP. Please see Annex A of this press release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income and Adjusted net income to net income, the most directly comparable financial measures stated in accordance with GAAP, for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today, November 6, 2025, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until November 13, 2025 at 5:00 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a global leader in women's health and family building solutions, trusted by the nation's leading employers, health plans and benefit purchasers. We envision a world where everyone can realize their dreams of family and ideal health. Our outcomes prove that comprehensive, inclusive and intentionally designed solutions simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with concierge support, coaching, education, and digital tools; provides access to a premier network of fertility and women's health specialists who use the latest science and technologies; drives optimal clinical outcomes; and reduces healthcare costs.

Headquartered in New York City, Progyny has been recognized for its leadership and growth as a TIME100 Most Influential Company, CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Forbes' Best Employers, Financial Times Fastest Growing Companies, INC. 5000, INC. Power Partners and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our financial outlook for the fourth quarter and full year 2025, including the impact of our sales season and client launches; our anticipated number of clients and covered lives for 2026; our expected utilization rates and mix; the demand for our solutions; our positioning to successfully manage economic uncertainty on our business; the timing of client decisions; our ability to retain existing clients and acquire new clients; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues, ” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability; unfavorable conditions in our industry or the United States economy; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the changing medical landscape, regulations, and client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; risks related to any litigation against us; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain our pharmacy distribution network if there is a disruption to our network or its associated supply chains; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to our business with government entities; our ability to protect our intellectual property rights; risks related to acquisitions, strategic investments, or partnerships; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting; and our ability to adapt and respond to the changing SEC or stakeholder expectations regarding environmental, social and governance practices. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent reports that we file with the SEC, which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures;

(3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including interest and other income, net; and (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; interest and other income, net; and provision for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We calculate Adjusted EBITDA margin on incremental revenue as incremental Adjusted EBITDA in 2025 divided by incremental revenue in 2025. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the associated impact of taxes. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Alexis Ford
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$133,982	$162,314
Marketable securities	211,225	65,640
Accounts receivable, net of $54,623 and $56,355 of allowance at September 30, 2025 and December 31, 2024, respectively	252,502	235,324
Prepaid expenses and other current assets	24,304	9,443
Total current assets	622,013	472,721
Property and equipment, net	24,742	12,383
Operating lease right-of-use assets	25,680	17,251
Goodwill	19,964	15,534
Intangible assets, net	6,428	1,303
Deferred tax assets	84,873	84,933
Other noncurrent assets	11,527	2,977
Total assets	$795,227	$607,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$123,089	$95,097
Accrued expenses and other current liabilities	87,404	73,530
Total current liabilities	210,493	168,627
Operating lease noncurrent liabilities	24,730	16,413
Total liabilities	235,223	185,040
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; at September 30, 2025 and December 31, 2024, respectively; 98,529,405 and 97,692,891 shares issued; 86,147,212 and 85,310,698 outstanding at September 30, 2025 and December 31, 2024, respectively	9	9
Additional paid-in capital	673,123	581,596
Treasury stock, at cost, $0.0001 par value; 12,998,173 and 12,998,173 shares at September 30, 2025 and December 31, 2024, respectively	(303,889)	(303,889)
Accumulated earnings	190,342	144,307
Accumulated other comprehensive income	419	39
Total stockholders’ equity	560,004	422,062
Total liabilities and stockholders’ equity	$795,227	$607,102

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$313,346	$286,625	$970,258	$868,790
Cost of services	240,511	227,381	742,655	678,859
Gross profit	72,835	59,244	227,603	189,931
Operating expenses:
Sales and marketing	17,935	16,457	54,126	48,332
General and administrative	33,373	30,329	103,422	89,931
Total operating expenses	51,308	46,786	157,548	138,263
Income from operations	21,527	12,458	70,055	51,668
Interest and other income, net	2,437	5,504	7,523	13,876
Income before income taxes	23,964	17,962	77,578	65,544
Provision for income taxes	10,100	7,541	31,543	21,740
Net income	$13,864	$10,421	$46,035	$43,804
Net income per share:
Basic	$0.16	$0.12	$0.54	$0.48
Diluted	$0.15	$0.11	$0.51	$0.46
Weighted-average shares used in computing net income per share:
Basic	86,017,342	90,067,675	85,780,156	91,650,576
Diluted	90,226,278	93,821,812	89,884,421	95,758,529

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net income	$46,035	$43,804
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	31	10,351
Non-cash interest expense	279	—
Depreciation and amortization	3,581	2,307
Loss on disposal of property and equipment	79	—
Stock-based compensation expense	97,068	97,271
Bad debt expense	15,345	12,734
Net accretion of discounts on marketable securities	(432)	(3,759)
Changes in operating assets and liabilities:
Accounts receivable	(32,155)	(51,579)
Prepaid expenses and other current assets	(14,859)	(2,396)
Accounts payable	27,660	5,072
Accrued expenses and other current liabilities	13,317	13,132
Other noncurrent assets and liabilities	40	4
Net cash provided by operating activities	155,989	126,941

INVESTING ACTIVITIES
Purchase of property and equipment, net	(12,796)	(3,510)
Purchase of marketable securities	(311,513)	(170,339)
Sale of marketable securities	166,380	299,955
Acquisition of business, net of cash acquired	(9,340)	(5,304)
Net cash (used in) provided by investing activities	(167,269)	120,802

FINANCING ACTIVITIES
Repurchase of common stock	—	(245,176)
Proceeds from exercise of stock options	23	1,097
Issuance costs on credit facility	(3,087)	—
Payment of employee taxes related to equity awards	(8,820)	(10,389)
Proceeds from contributions to employee stock purchase plan	781	915
Net cash used in financing activities	(11,103)	(253,553)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	49	(6)
Net decrease in cash, cash equivalents, and restricted cash	(22,334)	(5,816)
Cash, cash equivalents, and restricted cash, beginning of period	162,314	97,296
Cash, cash equivalents, and restricted cash, end of period	$139,980	$91,480

Cash and cash equivalents	$133,982	$91,480
Restricted cash included within noncurrent assets	5,998	—
Total cash, cash equivalents, and restricted cash	$139,980	$91,480

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$39,898	$34,872
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$781	$144

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands, except share and per share amounts)

Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended			Three Months Ended
	September 30, 2025			September 30, 2024
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$240,511	$(9,201)	$231,310	$227,381	$(9,528)	$217,853
Gross profit	$72,835	$9,201	$82,036	$59,244	$9,528	$68,772
Sales and marketing	$17,935	$(7,956)	$9,979	$16,457	$(8,101)	$8,356
General and administrative	$33,373	$(15,016)	$18,357	$30,329	$(15,554)	$14,775

Expressed as a Percentage of Revenue
Gross margin	23.2%	2.9%	26.2%	20.7%	3.3%	24.0%
Sales and marketing	5.7%	(2.5)%	3.2%	5.7%	(2.8)%	2.9%
General and administrative	10.7%	(4.8)%	5.9%	10.6%	(5.4)%	5.2%

	Nine Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2024
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$742,655	$(28,141)	$714,514	$678,859	$(28,009)	$650,850
Gross profit	$227,603	$28,141	$255,744	$189,931	$28,009	$217,940
Sales and marketing	$54,126	$(24,015)	$30,111	$48,332	$(23,515)	$24,817
General and administrative	$103,422	$(44,912)	$58,510	$89,931	$(45,747)	$44,184

Expressed as a Percentage of Revenue
Gross margin	23.5%	2.9%	26.4%	21.9%	3.2%	25.1%
Sales and marketing	5.6%	(2.5)%	3.1%	5.6%	(2.7)%	2.9%
General and administrative	10.7%	(4.6)%	6.0%	10.4%	(5.3)%	5.1%

Note: percentages shown in the table may not cross foot due to rounding.

Adjusted Earnings Per Diluted Share Calculation
The following table provides a reconciliation of net income to Adjusted Earnings Per Diluted Share for each of the periods presented:

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net Income	$13,864	$10,421	$46,035	$43,804
Add:
Stock-based compensation expense	32,173	33,183	97,068	97,271
Income tax effect of non-GAAP adjustment	(5,250)	(6,199)	(15,863)	(22,017)
Adjusted Net income	$40,787	$37,405	$127,240	$119,058

Diluted Shares	90,226,278	93,821,812	89,884,421	95,758,529
Adjusted Earnings Per Diluted Share	$0.45	$0.40	$1.42	$1.24

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation
The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net income	$13,864	$10,421	$46,035	$43,804
Add:
Depreciation and amortization	1,268	837	3,581	2,307
Stock‑based compensation expense	32,173	33,183	97,068	97,271
Interest and other income, net	(2,437)	(5,504)	(7,523)	(13,876)
Provision for income taxes	10,100	7,541	31,543	21,740
Adjusted EBITDA	$54,968	$46,478	$170,704	$151,246

Revenue	$313,346	$286,625	$970,258	$868,790

Incremental revenue vs. 2024			101,468

Incremental Adjusted EBITDA vs. 2024			19,458

Incremental Adj EBITDA margin on incremental revenue			19.2%

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending December 31, 2025 and Year Ending December 31, 2025

	Three Months Ending December 31, 2025		Year Ending December 31, 2025
	Low	High	Low	High

Revenue	$292,742	$307,742	$1,263,000	$1,278,000
Net Income	$12,465	$15,465	$58,500	$61,500
Add:
Depreciation and amortization	1,419	1,419	5,000	5,000
Stock-based compensation expense	28,432	28,432	125,500	125,500
Interest and other income, net	(2,477)	(2,477)	(10,000)	(10,000)
Provision for income taxes	5,457	6,457	37,000	38,000
Adjusted EBITDA*	$45,296	$49,296	$216,000	$220,000

	Three Months Ending December 31, 2025		Year Ending December 31, 2025
	Low	High	Low	High

Net Income	$12,465	$15,465	$58,500	$61,500
Add:
Stock-based compensation	28,432	28,432	125,500	125,500
Income tax effect of non-GAAP adjustment	(7,137)	(7,137)	(23,000)	(23,000)
Adjusted Net income*	$33,760	$36,760	$161,000	$164,000

Diluted Shares	91,000,000	91,000,000	90,000,000	90,000,000
Adjusted Earnings Per Diluted Share	$0.37	$0.40	$1.79	$1.82

* All of the numbers in the tables above reflect our future outlook as of the date hereof.  Net income, Adjusted Net Income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.

Assisted Reproductive Technology (ART) Cycles per Unique Female Utilizer

The following tables provide historical trend and guidance assumptions for average members, female utilization rate, and ART Cycles per Unique Female Utilizer for the full year and quarterly periods presented:

					Guidance Assumptions For:
					Year Ending December 31, 2025
	Year Ending December 31,				Low End as of	High End as of
	2021	2022	2023	2024 [1]	Nov 6, 2025[1]	Nov 6, 2025[1]
Average Members	2,812,000	4,349,000	5,383,000	6,104,000[1]	6,450,000[1,2]	6,450,000[1,2]

Female Utilization Rate	1.07%	1.03%	1.09%	1.07%	1.05%[2]	1.06%[2]

Female Unique Utilizers	30,053	44,600	58,596	65,077	67,700[2]	68,400[2]

ART Cycles	28,413	42,598	58,013	61,114	64,400	65,700

ART Cycles per Unique Female Utilizer	0.95	0.96	0.99	0.94	0.91	0.92

Revenue ($ in millions)	$500.6	$786.9	$1,088.6	$1,167.2	$1,263.0	$1,278.0

1 Calculations for 2024 and 2025 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
2 Calculations exclude activity from a large client whose program discontinued for 2025, but who allowed for an extended period of transition of care for certain members during the first half of 2025.

Quarterly ART Cycles per Unique Female Utilizer

	Three Months Ending				Year Ending
	March 31,	June 30,	September 30,	December 31,	December 31,
2022	0.50	0.55	0.56	0.58	0.96

2023	0.51	0.55	0.56	0.58	0.99

2024*	0.53	0.54	0.52	0.54	0.94

2025: Low End of Guidance Range	0.51	0.52	0.52	0.52E	0.91E

2025: High End of Guidance Range	0.51	0.52	0.52	0.53E	0.92E

*Calculations for 2024 and 2025 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
E indicates the estimated value assumed.